EXHIBIT 99.1

BROADRIDGE DECLARES QUARTERLY DIVIDEND OF $0.54 PER SHARE

New York, N.Y., November 15, 2019 - Broadridge Financial Solutions, Inc. (NYSE:BR) announced that its Board of Directors has declared a quarterly cash dividend of $0.54 per share. The dividend is payable on January 3, 2020 to stockholders of record at the close of business on December 13, 2019.

About Broadridge
Broadridge Financial Solutions, Inc. (NYSE: BR), a $4 billion global Fintech leader, is a leading provider of investor communications and technology-driven solutions to banks, broker-dealers, asset and wealth managers and corporate issuers. Broadridge's infrastructure underpins proxy voting services for over 50 percent of public companies and mutual funds globally, and processes on average more than U.S.$7 trillion in fixed income and equity securities trades per day. Broadridge is part of the S&P 500® Index and employs over 11,000 full-time associates in 18 countries.

For more information about Broadridge, please visit www.broadridge.com.

Contact Information

Investors:
W. Edings Thibault
Investor Relations
(516) 472-5129

Media:
Gregg Rosenberg
Corporate Communications
(212) 918-6966